                                                               E X H I B I T   5
                                                               -----------------


                                  LAW OFFICES
           Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                 MUSEUM TOWER
                            150 WEST FLAGLER STREET
                             MIAMI, FLORIDA 33130
                                   _________

                 MIAMI (305) 789-3200 . BROWARD (954) 463-5440
                              FAX (305) 789-3395
                             WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF           JOSEPH K. HALL               ELIZABETH G. RICE                    OWEN S. FREED
LOUISE JACOWITZ ALLEN         LISHA D. HOGUE               GLENN M. RISSMAN                     SENIOR COUNSEL
STUART D. AMES                ALICE R. HUNEYCUTT           ANDREW L. RODMAN
ALEXANDER ANGUEIRA            RICHARD B. JACKSON           KEITH E. ROUNSAVILLE                THOMAS J. QUARLES
LAWRENCE J. BAILIN            SHARON LEE JOHNSON           MIMI L. SALL                           OF COUNSEL
ANA T. BARNETT                MICHAEL I. KEYES             NICOLE S. SAYFIE
CHRISTOPHER L. BARNETT        ROBERT T. KOFMAN             RICHARD E. SCHATZ                    DAVID M. SMITH
PATRICK A. BARRY              CHAD K. LANG                 DAVID M. SEIFER                    LAND USE CONSULTANT
JEFFREY S. BARTEL             DAVID P. LHOTA               JOSE G. SEPULVEDA
SHAWN BAYNE                   TERRY M. LOVELL              JAY B. SHAPIRO
SUSAN FLEMING BENNETT         JOY SPILLIS LUNDEEN          MARTIN S. SIMKOVIC                    TAMPA OFFICE
LISA K. BERG                  GEOFFREY MacDONALD           CECILIA DURAN SIMMONS                  SUITE 2200
MARK J. BERNET                MONA E. MARKUS               CURTIS H. SITTERSON             SUNTRUST FINANCIAL CENTRE
HANS C. BEYER                 BRIAN J. McDONOUGH           MARK D. SOLOV                    401 EAST JACKSON STREET
RICHARD I. BLINDERMAN         ANDREW D. McNAMEE            EUGENE E. STEARNS                 TAMPA, FLORIDA 33602
MARK D. BOWEN                 ANTONIO R. MENENDEZ          BRADFORD SWING                          ________
MATTHEW W. BUTTRICK           FRANCISCO J. MENENDEZ        SUSAN J. TOEPFER
JENNIFER STEARNS BUTTRICK     ALISON W. MILLER             ANNETTE TORRES                       (813)  223-4800
PETER L. DESIDERIO            HAROLD D. MOOREFIELD, JR.    DENNIS R. TURNER
MARK P. DIKEMAN               JIMMY L. MORALES             JONATHAN C. VAIR
DREW M. DILLWORTH             JOHN N. MURATIDES            RONALD L. WEAVER                 FORT LAUDERDALE OFFICE
SHARON QUINN DIXON            JEFFREY A. NORMAN            RORY B. WEINER                         SUITE 1900
DINO A. DOYLE                 JOHN K. OLSON                ROBERT I. WEISSLER             200 EAST BROWARD BOULEVARD
ALAN H. FEIN                  KARA E.  PLUNKETT            PATRICIA G. WELLES           FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI             DAVID C. POLLACK             MARTIN B. WOODS                         ________
ROBERT E. GALLAGHER, JR.      DARRIN J. QUAM
CHAVA E. GENET                JOHN M. RAWICZ                                                    (954) 462-9500
PATRICIA K. GREEN             PATRICIA A. REDMOND


                                 June 4, 2001


Mr. Alan B. Levan
Chief Executive Officer
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

          Re:  BankAtlantic Bancorp, Inc.
               Offering of Shares of Class A Common Stock
               ------------------------------------------

Dear Mr. Levan:

     As counsel to BankAtlantic Bancorp, Inc. (the "Corporation"), we have examined the Articles of Incorporation, as amended, and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to authorize the issuance of up to 5,175,000 shares of Class A Common Stock of the Corporation (the "Class A Common Stock").

Mr. Alan B. Levan
June 4, 2001
Page 2


     In addition, we have examined a copy of the Prospectus (the "Prospectus") included in the Corporation's Registration Statement on Form S-3 pursuant to which the Class A Common Stock will be registered under the Securities Act of 1933, as amended (the "Registration Statement").

     In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iii) the genuineness of all signatures and (iv) the due authorization and execution of the underwriting agreement relating to the offering of the Class A Common Stock as contemplated by the Prospectus. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

     Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the law of the State of Florida and the federal law of the United States of America.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Class A Common Stock against payment of adequate consideration therefore in accordance with the terms of the Prospectus, the Class A Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as an Exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters."

                                    Very truly yours,



                                    STEARNS WEAVER MILLER WEISSLER
                                    ALHADEFF & SITTERSON, P.A.